EXHIBIT 99.1


Outdoor
Channel
Holdings, Inc.
2-2-2


                                                                    NEWS RELEASE


Contacts: William A. Owen, Chief Financial Officer
          951.699.4749

          Angie Yang
          PondelWilkinson Inc.
          Investor Relations
          Corporate/Financial Communications
          310.279.5980
          investor@pondel.com
          -------------------


  OUTDOOR CHANNEL HOLDINGS FILES REGISTRATION STATEMENT FOR AN OFFERING OF ITS
                                  COMMON STOCK


         TEMECULA, CALIFORNIA - MAY 20, 2005 - Outdoor Channel Holdings, Inc. (NASDAQ NMS: OUTD) today announced it has filed a registration statement with the Securities and Exchange Commission relating to a proposed public offering of shares of common stock by the company and by certain existing stockholders. The company will not receive any proceeds from shares sold by the selling stockholders.

         Bear, Stearns & Co. Inc. will act as the lead managing underwriter of the offering. Other managing underwriters are A.G. Edwards and Jefferies & Company, Inc. The selling stockholders intend to grant the underwriters a 30-day option to purchase additional shares of stock to cover over-allotments, if any.

         When available, copies of the preliminary prospectus relating to the offering may be obtained from Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, (212) 272-2000.

         A registration statement relating to these shares of common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these shares of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT OUTDOOR CHANNEL HOLDINGS, INC.
------------------------------------

         Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network dedicated to providing traditional outdoor programming to America's anglers, hunters and outdoor enthusiasts. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including LDMA-AU, Inc. (Lost Dutchman's) and Gold Prospector's Association of America, LLC. (GPAA).

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